Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President and CFO

(434) 964-2217

jfarrar@StellarOneCorp.com

STELLARONE CORPORATION

ANNOUNCES FIRST QUARTER 2008 EARNINGS AND

DIVIDEND

Charlottesville, VA, April 30, 2008 – StellarOne Corporation (NASDAQ: STEL) (StellarOne) today reported first quarter 2008 earnings of $2.1 million, down 48.1% from $4.0 million for the first quarter of 2007. Net income per diluted share was $.14, down 62.2% from $.37 for the same period in 2007. StellarOne’s earnings for the first quarter of 2008 produced an annualized return on average assets (ROA) of .40% and an annualized return on average equity (ROE) of 3.81%, compared to prior year ratios of 1.01% and 10.77%, respectively.

Excluding the net-of-tax effects of nonrecurring merger expenses of $2.4 million associated with the consummation of the merger of equals transaction between Virginia Financial Group, Inc. (VFG) and FNB Corporation (FNB), earnings would have been $4.5 million or $.30 per diluted share, an increase in earnings of $443 thousand or 11.0% and decrease in earnings per share of $.07 or 18.9% over first quarter 2007. ROA and ROE would have been .85% and 8.14%, respectively. StellarOne’s operating results include a full quarter of results for the former VFG, but only the last thirty-three days of the period for the former FNB, representing the period after consummation of the merger from February 28, 2008 to March 31, 2008. Historical 2007 data contained herein reflects only the results of the former VFG prior to merger.

O. R. Barham, Jr., President and CEO, commented, “As anticipated, earnings were impacted by nonrecurring merger expenses associated with the consummation of our merger. The timing of our closing also impacted earnings by limiting the amount of contribution from the former FNB operations for the quarter. Business conditions continue to be challenging, with the Federal Open Market Committee of the Federal Reserve Board of Governors lowering the target Fed Funds rate 200 basis points during the quarter, creating short-term margin compression for StellarOne and most financial institutions in general. The real estate market continues to be soft, although we did not see significant additional deterioration during the first quarter. Business activity continues to be decent in most of our markets. While our combined level of nonperforming assets as compared to prior periods is higher than our historical levels, we have been in a workout situation with most of these credit relationships and real estate owned for the past nine months and we believe that we are making good progress in decisive valuation and resolution of these assets. We are confident in our ability to effectively evaluate the risk within our remaining portfolio and manage our way through this credit cycle.”

Financial Performance

Net Interest Income

Net interest income amounted to $17.5 million for the first quarter of 2008, up $3.2 million or 22.0% compared with $14.4 million for the same quarter in 2007. Growth in average earning assets of $439.2 million or 29.4% associated with the VFG/FNB merger was the primary contributor to this increase. The net interest margin for the first quarter of 2008 was 3.75%, down twenty-three basis points sequentially compared to 3.98% for the fourth quarter of 2007, and down thirty basis points when compared to 4.05% for the first quarter of 2007. Further declines in the targeted Federal funds rate and increases in nonperforming assets continue to negatively impact the net interest margin. Asset yields fell sequentially, with an average yield on assets of 6.46% for the first quarter of 2008, compared to 6.78% for the fourth quarter of 2007 and 6.92% for the first quarter of 2007. Average cost of interest bearing deposits decreased to 3.23% for the first quarter of 2008, as compared to 3.41% for the fourth quarter of 2007 and 3.51% for the first quarter of 2007. Average cost of borrowings, consisting predominately of FHLB advances and commercial paper, amounted to 3.96% for the first quarter of 2008, compared to 3.41% for the fourth quarter of 2007.

Non-Interest Income

Total non-interest income was $5.2 million for the first quarter of 2008, up $1.3 million or 34.9% compared with $3.8 million for the first quarter of 2007 and up $196 thousand or 3.9% sequentially compared with $5.0 million for the fourth quarter of 2007. Retail banking fee income increased $824 thousand or 47.3% to $2.6 million, compared to $1.7 million in the first quarter of 2007. Mortgage banking revenue amounted to $871 thousand, an increase of $272 thousand or 45.4%, as compared to $599 thousand for the first quarter of 2007, and up sequentially $278 thousand or 46.9% from the fourth quarter of 2007. Revenues from trust and brokerage for the first quarter were $1.2 million, up $133 thousand or 12.3% compared to $1.1 million in the first quarter of 2007, and up sequentially $208 thousand or 20.6% from the fourth quarter of 2007. Each of these increase reflect in part the effect of incremental revenues of FNB for a thirty-three day period during the first quarter. Fiduciary and brokerage assets under management were $842 million at March 31, 2008, representing an increase of $247 million or 41.5% from $595 million at December 31, 2007. Loss on sale of foreclosed assets amounted to $500 thousand for the first quarter of 2008, representing the write-down of a residential development to a carrying value of $2.4 million based on comparable sales in the market. This property is now under contract for sale and should close in the second quarter.

Non-interest Expense

Non-interest expense for the first quarter of 2008 amounted to $19.0 million, up $6.8 million or 54.9% from $12.3 million for the same period in 2007, and up sequentially $7.3 million or 62.3% from the fourth quarter of 2007. Excluding the effects of nonrecurring merger expenses of $3.7 million associated with the consummation of the merger of equals transaction between VFG and FNB, non-interest expense for the first quarter of 2008 would have amounted to $15.4 million, up $3.1 million or 25.2% from $12.3 million for the same period in 2007, and up sequentially $3.7 million or 31.1% from the fourth quarter of 2007. These increases reflect the incremental operating costs of FNB for a thirty-three day period during the first quarter of 2008. StellarOne’s efficiency ratio was 80.41% for the quarter, compared to 65.58% for the same quarter in 2007. Excluding the impact of the nonrecurring transaction costs, the efficiency ratio was 66.41% for the quarter.

Balance Sheet

At March 31, 2008, total assets were $3.1 billion, compared to $1.60 billion at March 31, 2007. Shareholder’s equity at March 31, 2008 was $368.6 million, an increase of $215.2 million or greater than 100% compared to March 31, 2007. Shareholder’s equity represented 11.84% of total assets at March 31, 2008, while tangible equity capital represented 9.31% of tangible assets at March 31, 2008. Book value at March 31, 2008 was $16.33 per share, compared to $14.21 at March 31, 2007.

Average loans for the first quarter were $1.63 billion, up $408.9 million or 33.5% from the first quarter of 2007, and up sequentially from $1.21 billion for the fourth quarter of 2007. Average securities were $286.7 million, up $17.0 million or 6.3% from the first quarter of 2007. Average deposits for the first quarter were $1.330 billion, up $285.8 million or 22.0% from the first quarter of 2007. Average borrowings for the first quarter amounted to $154.9 million, an increase of $32.2 million or 26.2% compared to the same period in 2007, and down sequentially $983 thousand or .6% from the fourth quarter of 2007. Average borrowings, consisting predominately of FHLB advances and commercial paper, were $290.4 million, up $135.6 million or 87.5% compared to the first quarter of 2007 and up sequentially $52.2 million or 21.9 % over the fourth quarter of 2007.

Goodwill associated with the merger of equals transaction amounted to $62.0 million, resulting in aggregate goodwill of $75.0 million at March 31, 2008. The core deposit intangible associated with the transaction was $8.6 million, resulting in aggregate core deposit intangibles of $11.7 million at March 31, 2008.

Asset Quality

StellarOne’s ratio of non-performing assets as a percentage of total assets amounted to 1.02% as of March 31, 2008, compared to .17% at March 31, 2007 and .44% at December 31, 2007. This increase is a result of both the addition of nonperforming assets of the former FNB for the first quarter of 2008 and a net increase of $6.8 million in nonperforming assets for the combined company during the quarter. Net charge-offs as a percentage of average loans receivable amounted to .13% for the quarter ended March 31, 2008, compared to .05% for the same period in 2007 and .40% for the quarter ended December 31, 2007. At March 31, 2008, the allowance for loan losses approximates the aggregate balance of non-performing loans, while the allowance as a percentage of total loans amounted to 1.17%. StellarOne recorded a provision for loan losses for the first quarter of $953 thousand compared to net charge-offs of $537 thousand for the period, and compared to a provision of $165 thousand for the three months ended March 31, 2007.

Quarterly Dividend

The Board of Directors of StellarOne Corporation has declared a quarterly dividend of $.16 per share. The dividend is payable on May 26, 2008 to shareholders of record on April 30, 2008. This dividend represents a yield of 3.90% based on the closing price of StellarOne’s stock on April 25, 2008 ($16.25).

About StellarOne

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and asset management services, via its trust company affiliate. Through the activities of its affiliates, First National Bank, Planters Bank and Trust Company of Virginia, Second Bank and Trust, and Virginia Commonwealth Trust Company, StellarOne operates 64 full-service branches, 4 loan production offices, and over 80 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income excluding gains or losses on securities, fixed assets and foreclosed assets. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently. Such information is not in accordance with generally accepted accounting principles in the United States (GAAP) and should not be construed as such. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information not be viewed as a substitute for GAAP. StellarOne, in referring to its net income, is referring to income under GAAP.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes”, “expects”, “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne’s actual results, causing actual results to differ materially from those in any forward looking statement. These factors include: (i) expected cost savings from StellarOne’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in StellarOne’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation (vi) changes may occur in general business conditions and (vii) changes may occur in the securities markets. Please refer to StellarOne’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.StellarOneCorp.com.